UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 2, 2009
Date of Report (date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-11625

DELAWARE	04-2793022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Ossippe Road, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

(617) 969-5452
(Registrant's Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

James N. Little Announces Retirement from Board of Directors

On December 2, 2009, Dr. Little informed the Board of Directors of Microfluidics International Corporation (the “Company”) that he was retiring from the Board of Directors effective December 31, 2009.  Mr. Uvegus, a member of the Board of Directors will assume the role of Chairman upon Dr. Little’s retirement.  The press release announcing Dr. Little’s retirement is filed as Exhibit 99.1 and incorporated herein by reference.

  (e)

Amended and Restated Employment Agreement

On December 4, 2009, the Company and Mr. Ferrara, its Chief Executive Officer, entered into an Amended and Restated Employment Agreement (the “Agreement”), which amends and restates Mr. Ferrara’s previous Employment Agreement with the Company dated November 14, 2007.  The Agreement is effective January 1, 2010, is for an initial two-year period with renewals for successive one-year periods, unless terminated in accordance with the terms of the Agreement.  The initial two-year period and any successive one-year renewal period are defined as the Employment Period.

Under the Agreement, Mr. Ferrara will receive a base salary of $240,000 per year, subject to increases determined by the Board in its sole discretion (the “Base Salary”). In addition to his Base Salary, Mr. Ferrara will be entitled to participate in, and may receive performance bonus payments under an annual bonus plan or plans as the Compensation Committee of the Board may establish from time to time for senior executives.  Mr. Ferrara’s potential performance bonus under any such performance plan for achieving 100% of the mutually agreed upon “KRAs” and/or other targets for that year shall be no less than fifty (50) percent of his Base Salary.

Mr. Ferrara will be eligible to participate in the Company’s employee benefits as they may exist from time to time, including health insurance, life insurance, 401k and stock purchase plans. Mr. Ferrara will be eligible to earn and use four (4) weeks of paid vacation per calendar year, accruing at the rate of 1.67 days per month. The Company will reimburse Mr. Ferrara for all reasonable expenses incurred in the course of performance of duties under the Agreement.

In the event that the Employment Period is terminated by Mr. Ferrara for other than a Good Reason (as defined in the Agreement), by the Company for Cause (as defined in the Agreement) or as a result of Mr. Ferrara’s death or Permanent Disability (as defined in the Agreement), the Company shall have no further obligation to Mr. Ferrara, other than to pay to Mr. Ferrara or his designated beneficiary, (i) any portion of the Base Salary owed to Mr. Ferrara through the date of termination, (ii) the salary corresponding to any vacation time accrued but unused through the date of termination, (iii) any amounts owed for expenses incurred prior to the date of termination that are eligible for reimbursement pursuant to the Agreement and (iv) in the case of a termination due to death, two months salary payable in monthly installments.

If the Employment Period is terminated by the Company without Cause, by Mr. Ferrara for Good Reason or within thirty (30) days following a Change of Control, or by the Company for any reason within one year of a Change of Control, Mr. Ferrara will receive payment of the amounts described in the preceding paragraph and be entitled to receive as severance following the date of termination, (i) twelve (12) months of his Base Salary (as of the effective date of such termination), payable in monthly installments, (ii) twelve (12) monthly payments of the amount that the Company would have paid in continuation of Mr. Ferrara’s medical coverage if he had remained an employee of the Company, and (iii) if the termination is effective prior to the end of a calendar year, a pro-rated portion of the bonus that would have been paid to Mr. Ferrara under the Agreement if he had remained employed until the end of such calendar year. The foregoing severance will be contingent on the execution by Mr. Ferrara of a general release of any claims that he may have against the Company.

Under the Agreement, Mr. Ferrara agreed that, during the Employment Period and for a period of twelve (12) months thereafter, he will not (a) engage in, render services to, or acquire a financial interest in, any Competitive Business (as defined in the Agreement), (b) induce any employee of the Company to leave the Company or hire certain former employees of the Company, or (c) interfere with the relationship between the Company and any of its customers, suppliers, licensees or other business relations.

The description of the Agreement provided above is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 5.02(e).

       Discretionary Bonus Program for 2010

    Consistent with the Company's previously disclosed existing discretionary bonus practices, on December 2, 2009, the Compensation Committee approved a discretionary bonus program for 2010 for senior officers, including the named executive officers. For 2010, each participating employee will be given key performance metrics (or KRA’s), such as the performance of the particular officer or the accomplishment of specific objectives by such officer and may includes such other objective factors as the Company’s profitability, revenue, cash flow, customer generation, market share and industry position. If the eligible employee achieves his or her KRA’s he or she is eligible to receive a bonus.  No bonuses under the 2010 program will be paid unless the Company achieves certain financial objectives.

Item 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.                      The following exhibits are being filed herewith:

10.1	Amended and Restated Employment Agreement dated December 4, 2009 by and between Michael Ferrara and Microfluidics International Corporation. (Filed herewith)*

99.1	Press release dated December 8, 2009 (announcing Mr. Little’s retirement from the Board of Directors)

*Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

December 8, 2009
By: /s/ Peter Byczko
Peter Byczko
Vice President of Finance, Chief Accounting Officer

Exhibit Index

10.1	Amended and Restated Employment Agreement dated December 4, 2009 by and between Michael Ferrara and Microfluidics International Corporation. (Filed herewith)*

99.1	Press release dated December 8, 2009 (announcing Mr. Little’s retirement from the Board of Directors)

*Represents management contract or compensatory plan or arrangement.